                                   APPENDIX I

Trust                                                   Series

Columbia Funds Trust VIII                Columbia Income Fund
                                         Columbia Intermediate Bond Fund

Columbia Funds Trust IX                  Columbia Managed Municipals Fund
                                         Columbia High Yield Municipal Fund

Columbia Funds Trust XI                  Columbia Growth Stock Fund
                                         Columbia Young Investor Fund
                                         Columbia Global Thematic Equity Fund
                                         Columbia European Thematic Equity Fund
                                         Columbia Asset Allocation Fund
                                         Columbia Dividend Income Fund
                                         Columbia Large Cap Core Fund
                                         Columbia International Equity Fund
                                         Columbia Large Cap Growth Fund
                                         Columbia Disciplined Value Fund
                                         Columbia Small Cap Fund
                                         Columbia Small Company Equity Fund


Dated: May 11, 2004